                  CERTIFICATE OF DESIGNATION OF VOTING POWER,
                           PREFERENCES AND RELATIVE,
                          PARTICIPATING, OPTIONAL AND
                             OTHER SPECIAL RIGHTS
               AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS

                                      OF

                  11 3/8% SENIOR EXCHANGEABLE PREFERRED STOCK

                                      OF

                          RURAL CELLULAR CORPORATION

                              ------------------

                      Pursuant to Section 302A.401 of the
                      Minnesota Business Corporation Act

                              ------------------

          Rural Cellular Corporation, a Minnesota corporation (the "Company") certifies that pursuant to the authority contained in ARTICLE VI of its Articles of Incorporation, as amended (the "Articles of Incorporation"), and in accordance with the provisions of Section 302A.401 of the Minnesota Business Corporation Act, the Board of Directors of the Company (the "Board of Directors") at a meeting duly called and held on May 11, 1998, duly approved and adopted the following resolution which resolution remains in full force and effect on the date hereof:

          RESOLVED, that pursuant to the authority vested in the Board of Directors by the Articles of Incorporation, the Board of Directors does hereby designate, create, authorize and provide for the issue of preferred stock having a par value of $.01 per share, which shall be designated as 11 3/8% Senior Exchangeable Preferred Stock (the "Exchangeable Preferred Stock") consisting of 450,000 shares which shall include 125,000 shares issued pursuant to the Offering Memorandum and an additional 25,000 shares reserved for possible future issuance from time to time and shall have the voting powers, preferences and relative participating, optional and other special rights, and qualifications, limitations and restrictions thereon as follows:

     1.  CERTAIN DEFINITIONS.

     Unless the context otherwise requires, the terms defined in this Section 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

     "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person (including an Unrestricted Subsidiary) (i) existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in the case of both of the preceding clause (i) and clause (ii), other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness will be deemed to be Incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

     "ACQUIRED PERSON" has the meaning specified in the definition of Permitted Investment.

     "ADDITIONAL SHARES" means 50,000 shares of Exchangeable Preferred Stock authorized by this Certificate of Designation which are not being issued on the Issue Date but which are reserved for issuance from time to time after the Issue Date, other than Dividend Shares and Exchange Shares.

     "ADJUSTED ANNUALIZED OPERATING CASH FLOW RATIO" of any Person means the Annualized Operating Cash Flow Ratio of such Person as adjusted to treat all Preferred Stock of such Person as Redeemable Stock.

     "AFFILIATE" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "ANNUALIZED OPERATING CASH FLOW" of any Person means the Operating Cash Flow of such Person for the Reference Period multiplied by two.

     "ANNUALIZED OPERATING CASH FLOW RATIO" of any Person on any date (the "Transaction Date") means, with respect to any Person and its Restricted Subsidiaries, the ratio of (i) Consolidated Indebtedness of such Person and its Restricted Subsidiaries on the Transaction Date (after giving pro forma effect to the Incurrence of any Indebtedness on such Transaction Date) divided by (ii) the aggregate amount of Annualized Operating Cash Flow of such Person (determined on a pro forma basis after giving effect to all dispositions of businesses made by such Person and its Restricted Subsidiaries from the beginning of the

Reference Period through the Transaction Date as if such dispositions had occurred at the beginning of such Reference Period); PROVIDED, that for purposes of such computation, in calculating Annualized Operating Cash Flow and Consolidated Indebtedness: (i) the transaction giving rise to the need to calculate the Annualized Operating Cash Flow Ratio will be assumed to have occurred (on a pro forma basis) on the first day of the Reference Period;
(ii) the incurrence of any Indebtedness during the Reference Period or subsequent thereto and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to retire Indebtedness) will be assumed to have occurred (on a pro forma basis) on the first day of such Reference Period; (iii) Consolidated Interest Expense attributable to any Indebtedness (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date had been the applicable rate for the entire period; (iv) all members of the consolidated group of such Person on the Transaction Date that were acquired during the Reference Period shall be deemed to be members of the consolidated group of such Person for the entire Reference Period and (v) the Indebtedness and Annualized Operating Cash Flow of any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary shall be determined in accordance with the actual percentage of the Person's common equity interest in such Restricted Subsidiary on the date of determination of the Annualized Operating Cash Flow Ratio (thus, for example, in the case of a Restricted Subsidiary in which such Person owns a 51% common equity interest, 51% of such Subsidiary's Indebtedness and of such Subsidiary's Annualized Operating Cash Flow would be included in the calculation of such Person's aggregate Indebtedness and Annualized Operating Cash Flow, respectively.
When the foregoing definition is used in connection with the Company and its Restricted Subsidiaries, references to a Person and its Restricted Subsidiaries in the foregoing definition shall be deemed to refer to the Company and its Restricted Subsidiaries.

     "APPLICABLE REDEMPTION PRICE" means, for each share of Exchangeable Preferred Stock, the price equal to the redemption prices set forth below (expressed as percentages of the then effective Liquidation Preference thereof), plus, without duplication, all accumulated and unpaid dividends, if any, to but excluding the Redemption Date (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to but excluding the Redemption Date), if redeemed during the 12-month period commencing on May 15 of the years set forth below:

          2003   105.688%
          2004   104.266%
          2005   102.844%
          2006   101.422%
          2007 and thereafter  100.000%

     "ASSET SALE" means the sale, conveyance, transfer, assignment or other disposition of, directly or indirectly, in one transaction or a series of related transactions, by the

Company or any Restricted Subsidiary of the Company of any of its property, business or assets, including any sale or other transfer or issuance of any Capital Stock of any Restricted Subsidiary of the Company whether owned on the Issue Date or thereafter acquired.

     "ATLANTIC ACQUISITION" means the acquisition of substantially all of the assets of Atlantic Cellular Company, L.P. and one of its Subsidiaries by the Company.

     "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, to be in full force and effect on the date of such certification and delivered to the Transfer Agent.

     "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City or the State of Minnesota are authorized or obligated by law or executive order to close.

     "CAPITAL LEASE OBLIGATION" means that portion of any obligation of a Person as lessee under a lease which is required to be capitalized on the balance sheet of such lessee in accordance with generally accepted accounting principles.

     "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of equity of such Person.

     "CASH EQUIVALENTS" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), in each case maturing within one year after the date of acquisition, (ii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Rating Group or at least P-2 or the equivalent thereof by Moody's Investors Services, Inc. and in each case maturing within one year after the date of acquisition, and (iii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) and (ii) above.

     "CERTIFICATE OF DESIGNATION" means this Certificate of Designation of Voting Power, Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations and Restrictions of 11 3/8% Senior Exchangeable Preferred Stock of the Company.

     "CERTIFICATED SECURITIES" has the meaning set forth in Section 14(a).

     "CHANGE OF CONTROL" means (i) directly or indirectly, a sale, transfer or other conveyance of all or substantially all the assets of the Company, on a consolidated basis, to any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), excluding transfers or conveyances to or among the Company's Wholly Owned Restricted Subsidiaries, as an entirety or substantially as an entirety in one transaction or series of related transactions, in each case with the effect that any Person or group of Persons owns more than 50% of the total Voting Power entitled to vote in the election of directors, managers or trustees of the transferee entity immediately after such transaction, (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the "beneficial owner" (as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Power of the Company, or (iii) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors then in office.

     "CHANGE OF CONTROL OFFER" has the meaning set forth in Section 8(a).

     "CHANGE OF CONTROL PAYMENT" has the meaning set forth in Section 8(a).

     "CHANGE OF CONTROL PAYMENT DATE" has the meaning set forth in Section
8(d).

     "COMMISSION" means the Securities and Exchange Commission.

     "COMMON STOCK" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "CONSOLIDATED INDEBTEDNESS" of any Person means at any date the Indebtedness of such Person and its Restricted Subsidiaries at such date.

     "CONSOLIDATED INTEREST EXPENSE" of any Person means for any period the interest expense included in an income statement (taking into account the effect of any Interest Hedge Agreements but without deduction of interest income) of such Person and its Restricted Subsidiaries for such period, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the portion of any rental obligation in respect of any Capital Lease Obligation allocable to interest expense in accordance with generally accepted accounting principles; (ii) the amortization of Indebtedness discounts; (iii) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities;
(iv) fees with respect to Interest Hedge Agreements; (v) the portion of any rental obligations in respect of any Sale and Leaseback Transaction allocable to interest expense (determined as if such were treated as a Capital Lease Obligation); and (vi) Preferred Stock dividends accrued or payable other than dividends on Qualified Capital Stock of the Company.

     "CONSOLIDATED NET INCOME" of any Person means for any period the net income (or loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles; PROVIDED that there shall be excluded therefrom (to the extent included and without duplication) (i) the net income (or loss) of any Person acquired by such Person or a Restricted Subsidiary of such Person after the Issue Date in a pooling of interests transaction for any period prior to the date of such transaction; (ii) the net income (or loss) of any Person that is not a Restricted Subsidiary of such Person except to the extent of the amount of dividends or other distributions actually paid to such Person by such other Person during such period; (iii) gains or losses from sales of assets other than sales of assets acquired and held for resale in the ordinary course of business; (iv) for the purposes of the covenants in Section 9(c), the net income, if positive, of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at that time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to such Restricted Subsidiary and (v) all extraordinary gains and extraordinary losses.

     "CONSOLIDATED NET WORTH" of any Person means the consolidated shareholders' equity of such Person, determined on a consolidated basis in accordance with generally accepted accounting principles; PROVIDED, that with respect to the Company, adjustments following the Issue Date to the accounting books and records of the Company in accordance with Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions thereto) or otherwise resulting from the acquisition of control of the Company by another Person and its Subsidiaries shall not be given effect; PROVIDED FURTHER, that such computation shall exclude (i) any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries and (ii) Unrestricted Subsidiaries.

     "COOPERATIVE BANKS" means lenders under the Credit Facility which are cooperative banks.
     "COOPERATIVE BANK EQUITY" means non-voting equity interests in Cooperative Banks.

     "CREDIT FACILITY" means the Existing Credit Facility or the New Credit Facility.

     "CUMULATIVE INTEREST EXPENSE" means the total amount of Consolidated Interest Expense of the Company and its Restricted Subsidiaries for the period beginning on the first day of the fiscal quarter immediately following the Issue Date through and including the end of the last fiscal quarter preceding the date of any proposed Restricted Payment.

     "CUMULATIVE OPERATING CASH FLOW" means Operating Cash Flow of the Company and its Restricted Subsidiaries for the period beginning on the first day of the fiscal quarter immediately following the Issue Date, through and including the end of the last fiscal quarter preceding the date of any proposed Restricted Payment.

     "DEBENTURES TRUSTEE" has the meaning set forth in Section 6(a).

     "DEPOSITARY" means a clearing agency registered under the Exchange Act that is designated to act as Depositary for the Exchangeable Preferred Stock until a successor Depositary shall have become such pursuant to the applicable provisions of this Certificate of Designation, and thereafter "Depositary" shall mean such successor Depositary. The Depositary initially is DTC.

     "DISTRIBUTION COMPLIANCE PERIOD" means the period through and including the 40th day after the later of the commencement of the offering of the Exchangeable Preferred Stock and the Issue Date.

     "DIVIDEND PAYMENT DATE" has the meaning set forth in Section 3(a).

     "DIVIDEND SHARES" means shares of Exchangeable Preferred Stock paid by the Company to Holders of then outstanding shares of Exchangeable Preferred Stock as dividends on such outstanding shares in accordance with this Certificate of Designation.

     "DTC" means The Depository Trust Company, a New York corporation.

     "DWAC" has the meaning set forth in Section 14(b).

     "EXCHANGEABLE PREFERRED STOCK" has the meaning designated in the second paragraph of the recitals of the Company.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXCHANGE DATE" has the meaning set forth in Section 6(c).

     "EXCHANGE DEBENTURES" means the Company's 11 3/8% Senior Subordinated Debentures due 2010, issuable in exchange for the Exchangeable Preferred Stock in accordance with the terms hereof.

     "EXCHANGE INDENTURE" has the meaning set forth in Section 6(a).

     "EXCHANGE NOTICE" has the meaning set forth in Section 6(c).

     "EXCHANGE SHARES" means shares of Exchangeable Preferred Stock to be issued in the exchange offer contemplated under the Registration Rights Agreement.

     "EXISTING CREDIT FACILITY" means the Loan Agreement, dated as of May 1, 1997, among the Company, The Toronto-Dominion Bank, Bank Boston, N.A., St. Paul Bank for Cooperatives, CoBank, Fleet National Bank, First National Bank of Maryland, Societe Generale, New York Branch and Merita Bank Ltd., New York Branch, as amended by a First Amendment to Loan Agreement dated as of August 4, 1997, a Second Amendment to Loan Agreement dated as of December 30, 1997, a Third Amendment to Loan Agreement dated as of April 17, 1998 and a Fourth Amendment to Loan Agreement dated as of April 24, 1998, and as such agreement may be further amended, supplemented, restated or otherwise modified from time to time.

     "FAIR MARKET VALUE" means, with respect to any assets or Person, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined (i) if such Person or assets has a Fair Market Value of in excess of $20,000 but not in excess of $5 million, by any officer of the Company and evidenced by an Officers' Certificate, dated within 30 days of the relevant transaction, or (ii) if such Person or assets has a Fair Market Value in excess of $5 million, or more, by a majority of the Board of Directors and evidenced by a Board Resolution, dated within 30 days of the relevant transaction, based on an appraisal of an independent appraiser of national reputation.

     "GLOBAL SECURITIES" has the meaning set forth in Section 14(a).

     "GLOBAL SECURITY HOLDER" has the meaning set forth in Section 14(a).

     "HOLDER" means a Person in whose name a share of Exchangeable Preferred Stock is registered.

     "INCUR" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurable" and "Incurring" shall have meanings correlative to the foregoing); PROVIDED, HOWEVER, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness.

     "INDEBTEDNESS" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every Capital Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination, (vii) every obligation to pay rent or other payment amounts of such Person with respect to any Sale and Leaseback Transaction to which such Person is a party, (viii) all obligations under Interest Hedge Agreements, (ix) every obligation of the type referred to in clauses (i) through (viii) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, or which is secured by a lien on any asset of such Person; and (x) the liquidation value of Preferred Stock of a Subsidiary of such Person issued and outstanding and held by other than such Person (or one of its Wholly Owned Restricted Subsidiaries); PROVIDED that for all purposes of this Certificate of Designation, (A) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with generally accepted accounting principles, (B) money borrowed at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall be deemed not to be "Indebtedness" and (C) Indebtedness shall not include any liability for federal, state, local or other taxes. For purposes of this Certificate of Designations, the amount of any Indebtedness shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Indebtedness had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person or in any event until the counterparty thereunder defaults in its corresponding payment, the in each such case, the amount of such obligations shall be the net amount so determined, plus any premium due upon default by such Person.

     "INITIAL PURCHASERS" means TD Securities (USA) Inc., NationsBanc Montgomery Securities LLC and BancBoston Securities Inc.

     "INTERCOMPANY INDEBTEDNESS" has the meaning set forth in Section 9(a).

     "INTEREST HEDGE AGREEMENTS" means any interest rate swap, cap, collar, floor, caption or swaption agreements, or any similar arrangements designed to hedge the risk of variable interest rate volatility or to reduce interest costs, arising at any time between the Company or any of its Restricted Subsidiaries, on the one hand, and any Person (other than an Affiliate of the Company or any of its Restricted Subsidiaries), on the other hand, as such agreement or arrangement may be modified, supplemented and in effect from time to time.

     "INVESTMENT" by any Person in any other Person means (without duplication): (i) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of Capital Stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such other Person or any agreement to make any such acquisition; (ii) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension; (iii) the entering into by such Person of any guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of such other Person; (iv) the making of any capital contribution by such Person to such other Person; and (v) the designation by the Board of Directors of any Person to be an Unrestricted Subsidiary. For purposes of the covenants described in Section 9(c), (x) "Investment" shall include and be valued at the Fair Market Value of such Person's PRO RATA interest in the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the lesser of (A) Fair Market Value of such Person's PRO RATA interest in the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (B) the Fair Market Value of the amount of such Person's Investments (other than Permitted Investments) made in (net of cash distributions received from) such Unrestricted Subsidiary since the Issue Date, and (y) the amount of any Investment shall be the Fair Market Value of such Investment at the time any such Investment is made.

     "ISSUE DATE" means the time and date of the first issuance of the Exchangeable Preferred Stock.

     "JUNIOR STOCK" has the meaning set forth in Section 2.

     "LIEN" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than an easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "LIQUIDATION PREFERENCE" means $1,000 per share of Exchangeable Preferred Stock.

     "MANDATORY REDEMPTION DATE" has the meaning set forth in Section 5(a).

     "MBCA" has the meaning set forth in Section 3(b).

     "NEW CREDIT FACILITY" means the amendment and restatement or the refinancing or replacement of the Existing Credit Facility with the same, a deletion of, or additional lenders, including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing that increase the aggregate amount of borrowings outstanding or the aggregate commitments of the lenders thereunder.

     "NOTES INDENTURE" means the Indenture dated the Issue Date between the Company and Norwest Bank Minnesota, National Association pursuant to which the Senior Subordinated Notes were issued.

     "OFFERING MEMORANDUM" means the Offering Memorandum dated May 7, 1998 with respect to the offering of, INTER ALIA, the Exchangeable Preferred Stock.

     "OFFICERS' CERTIFICATE" means a certificate signed by two officers at least one of whom shall be the principal executive officer, principal accounting officer or principal financial officer of the Company and delivered to the Transfer Agent.

     "OPERATING CASH FLOW" for any Person for any period means (a) the Consolidated Net Income of such Person for such period, plus (b) the sum, without duplication (and only to the extent such amounts are deducted from net revenues in determining such Consolidated Net Income), of (i) the provisions for income taxes for such period for such Person and its Subsidiaries, (ii) depreciation, amortization and other non-cash charges of such Person and its Subsidiaries and (iii) Consolidated Interest Expense of such Person for such period, determined, in each case, on a consolidated basis for such Person and its Subsidiaries in accordance with generally accepted accounting principles, less (c) the sum, without duplication (and only to the extent such amounts are included in such Consolidated Net Income) of (i) all extraordinary gains of such Person and its Subsidiaries during such period and (ii) the amount of all cash payments made during such period by such Person and its Subsidiaries to the extent such payments relate to non-cash charges that were added back in determining Operating Cash Flow for such period or for any prior period; and in the case of a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, the determination of the percentage of the Operating Cash Flow of such Restricted Subsidiary that is to be included in the calculation of the Company's Annualized Operating Cash Flow Ratio shall be made on a pro forma basis on the assumption that the percentage of the Company's common equity interest in such Restricted Subsidiary throughout the applicable Reference Period was equivalent to its common equity interest on the date of the determination. When the foregoing definition is used in connection with the Company and its Restricted Subsidiaries, references to a Person and its Subsidiaries in the foregoing definition shall be deemed to refer to the Company and its Restricted Subsidiaries.

     "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for the Company, and who shall be reasonably acceptable to the Transfer Agent, delivered to the Transfer Agent.

     "PAYING AGENT" means any Person authorized by the Company to pay the Liquidation Preference (and premium, if any) or accumulated and unpaid dividends, if any, on any Exchangeable Preferred Stock on behalf of the Company.

     "PARITY STOCK" has the meaning set forth in Section 2(a).

     "PERMITTED INVESTMENTS" means: (i) Investments in Cash Equivalents; (ii) Investments in the Company or a Restricted Subsidiary (other than payments described in clause (B) of Section 9(c)(ii), (iii) Investments in a Person substantially all of whose assets are of a type generally used in a Wireless Communications Business (an "Acquired Person") if, as a result of such Investments, (A) the Acquired Person immediately thereupon becomes a Restricted Subsidiary or (B) the Acquired Person immediately thereupon either (1) is merged or consolidated with or into the Company or any of its Restricted Subsidiaries or (2) transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or any of its Restricted Subsidiaries;
(iv) Investments in accounts and notes receivable acquired in the ordinary course of business; (v) any securities received in connection with an Asset Sale and any investment with the Net Cash Proceeds (as defined in the Notes Indenture) from any Asset Sale in Capital Stock of a Person, all or substantially all of whose assets are of a type used in a Wireless Communications Business, that complies with Section 1015 of the Notes Indenture; (vi) advances and prepayments for asset purchases in the ordinary course of business in a Wireless Communications Business of the Company or a Restricted Subsidiary; (vii) customary loans or advances made in the ordinary course of business to officers, directors or employees of the Company or any of its Restricted Subsidiaries for travel, entertainment, and moving and other relocation expenses; (viii) the purchase of Cooperative Bank Equity in Cooperative Banks to the extent required by the charter documents of such Cooperative Banks in connection with the Incurrence of any Indebtedness which is provided by such Cooperative Banks under the Credit Facility, provided that such Incurrence is permitted under the terms of this Certificate of Designation; and (ix) Investments in Wireless Alliance not exceeding $25 million in the aggregate made after the Issue Date; PROVIDED, that the matters referenced in clauses (iii) and (ix) above shall not be Permitted Investments if made at any time that an Event of Default or event which with notice or lapse of time or both would become an Event of Default has occurred and is continuing.

     "PERSON" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "PREFERRED STOCK" means, with respect to any Person, and any and all shares of Capital Stock of such Person that have preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "PUBLIC EQUITY OFFERING" means an underwritten public offering of common stock of the Company pursuant to an effective registration statement filed with the Commission in accordance with the Securities Act.

     "QUALIFIED CAPITAL STOCK" means, with respect to any Person, any and all shares of Capital Stock other than Redeemable Stock issued by such Person after the date of this Certificate of Designation.

     "QUALIFIED CAPITAL STOCK PROCEEDS" means, with respect to any Person, (a) in the case of any sale of Qualified Capital Stock, the aggregate net cash proceeds received by such Person, after payment of expenses, commissions and the like, Incurred by such Person in connection therewith, and net of Indebtedness that such Person Incurred, guaranteed, or otherwise became liable for in connection with the issuance or acquisition of such Capital Stock; and
(b) in the case of any exchange, exercise, conversion or surrender of any Redeemable Stock or Indebtedness of such Person issued (other than to any Subsidiary) for cash after the Issue Date for or into shares of Qualified Capital Stock of such Person, the aggregate net cash proceeds received from the issuance of such Qualified Capital Stock, plus the aggregate net cash proceeds, if any, received by such Person upon such exchange, exercise, conversion or surrender, and less any and all payments made to the securityholders, and all other expenses, commissions and the like Incurred by such Person or any Subsidiary in connection therewith.

     "QUALIFIED INSTITUTIONAL BUYER" has the meaning provided in Rule 144A.

     "QUALIFIED JUNIOR STOCK" means Junior Stock that does not constitute Redeemable Stock.

     "QUALIFYING EVENT" means a Public Equity Offering or one or more Strategic Equity Investments which in either case results in aggregate net proceeds of not less than $50 million.

     "RECORD DATE" has the meaning set forth in Section 3(a).

     "REDEEMABLE STOCK" of any Person means any equity security of such Person that by its terms or otherwise is required to be redeemed prior to the Mandatory Redemption Date or is redeemable at the option of the holder thereof at any time prior to the Mandatory Redemption Date, PROVIDED that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of a "change of control" occurring prior to the Mandatory Redemption Date shall not constitute Redeemable Stock if the "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in
Section 8 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of the Exchangeable Preferred Stock as required pursuant to Section 8.

     "REDEMPTION DATE" has the meaning set forth in Section 5(d).

     "REFERENCE PERIOD" with regard to any Person means the last two full fiscal quarters of such Person immediately preceding any date upon which any determination is to be made pursuant to the terms of the Senior Subordinated Notes or this Certificate of Designation.

     "REGISTRATION RIGHTS AGREEMENT" means the Preferred Stock Exchange and Registration Rights Agreement dated as of May 14, 1998 among the Company, TD Securities (USA) Inc., NationsBank Montgomery Securities LLC and BancBoston Securities Inc. relating to the Exchangeable Preferred Stock.

     "REGULATION S PREFERRED STOCK" means Exchangeable Preferred Stock offered and sold in offshore transactions in reliance on Regulation S promulgated under the Securities Act.

     "RELATED PERSON" of any Person means any other Person owning (a) 5% or more of the outstanding Common Stock of such Person or (b) 5% or more of the Voting Power of such Person.

     "RESTRICTED GLOBAL PREFERRED STOCK CERTIFICATES" has the meaning set forth in Section 14(a).

     "RESTRICTED PAYMENT" means, with respect to any Person, (i) any declaration or payment of a dividend or other distribution on any shares of Junior Stock of such Person or any Subsidiary of such Person (other than a dividend payable solely in shares of its Junior Stock or options, warrants or other rights to acquire its Junior Stock and other than any declaration or payment of a dividend or other distribution by a Restricted Subsidiary to the Company or another Restricted Subsidiary), (ii) any payment on account of the purchase, redemption, retirement or acquisition of (A) any shares of Junior Stock of such Person or any Subsidiary of such Person held by other than such Person or any of its Restricted Subsidiaries or (B) any option, warrant or other right to acquire shares of Junior Stock of such Person or any Subsidiary of such Person or any of its Restricted Subsidiaries, in each case other than pursuant to the cashless exercise of options, (iii) any Investment (other than a Permitted Investment) made by such Person; PROVIDED, that the term "Restricted Payment" does not include the payment of a dividend or other distribution by any Restricted Subsidiary on shares of its Capital Stock that is paid PRO RATA to all holders of such Capital Stock.

     "RESTRICTED SUBSIDIARY" of any Person means any Subsidiary of such Person other than an Unrestricted Subsidiary.

     "RULE 144" means Rule 144 under the Securities Act (or any successor provision) as may be amended from time to time.

     "RULE 144A" means Rule 144A under the Securities Act (or any successor provision) as it may be amended from time to time.

     "RULE 144A PREFERRED STOCK" means Exchangeable Preferred Stock being offered and sold to Qualified Institutional Buyers in reliance on Rule 144A promulgated under the Securities Act.

     "SALE AND LEASEBACK TRANSACTION" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SENIOR INDEBTEDNESS" means the principal of (and premium, if any) and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-petition interest is allowed in such proceeding) on (i) Indebtedness of the Company created pursuant to the Credit Facility and all other obligations thereunder or under the notes, security documents, pledge agreements, Interest Hedge Agreements or other agreements or instruments executed in connection therewith, (ii) Indebtedness of the Company created pursuant to any vendor financing Incurred for the acquisition, construction or improvement by the Company or any of its Restricted Subsidiaries of assets in the Wireless Communications Business, (iii) all other Indebtedness of the Company referred to in the definition of Indebtedness other than clauses
(iv), (vi) and (ix) thereof (and clause (viii) thereof to the extent applicable to Indebtedness Incurred under clauses (iv) and (vi) thereof), whether Incurred on or prior to the Issue Date, other than the Senior Subordinated Notes, and (iv) amendments, renewals, extensions, modifications, refinancings and refundings of any such Indebtedness; PROVIDED, HOWEVER, the following shall not constitute Senior Indebtedness: (A) any Indebtedness owed to a Person when such Person is a Restricted Subsidiary of the Company, (B) any Indebtedness which by the terms of the instrument creating or evidencing the same is not superior in right of payment to the Exchange Debentures, if and when issued, (C) any Indebtedness Incurred in violation of this Certificate of Designation (but, as to any such Indebtedness, no such violation shall be deemed to exist for purposes of this clause (c) if the holder(s) of such Indebtedness or their representative shall have received an Officers' Certificate to the effect that the Incurrence of such Indebtedness does not (or in the case of revolving credit Indebtedness, that the Incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate this Certificate of Designation or (D) any Indebtedness which is subordinated in right of payment to any other Indebtedness of the Company.

     "SENIOR STOCK" has the meaning set forth in Section 2(a).

     "SENIOR SUBORDINATED NOTES" means the 9_% Senior Subordinated Notes due 2008 of the Company.

     "STRATEGIC EQUITY INVESTMENT" means an investment in Qualified Junior Stock made by a Strategic Investor in an aggregate amount of not less than $50 million.

     "STRATEGIC INVESTOR" means a Person (other than an Affiliate of the Company or a Person who by virtue of such Investment becomes such an Affiliate) engaged in one or more Telecommunications Businesses with an equity market capitalization at the time such Person makes a Strategic Equity Investment in the Company in excess of $1.0 billion.

     "SUBORDINATED INDEBTEDNESS" mean Indebtedness of the Company that is subordinated in right of payment to the Exchange Debentures, if and when issued.

     "SUBSIDIARY" means, as applied to any Person, (a) any corporation of which more than fifty percent (50%) of the outstanding Capital Stock (other than directors' qualifying shares) having ordinary Voting Power to elect its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such Voting Power by reason of the happening of any contingency, or any entity other than a corporation of which more than fifty percent (50%) of the outstanding ownership interests, is at the time owned directly or indirectly by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, or (b) any other entity which is directly or indirectly controlled or capable of being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person.

     "TELECOMMUNICATIONS BUSINESS" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased wireline or wireless transmission facilities, (ii) creating, developing, constructing, installing, repairing, maintaining or marketing communications-related systems, network equipment and facilities, software and other products, or (iii) evaluating, owning, operating, participating in or pursuing any other business that is primarily related to those identified in clause (i) or (ii) above (in the case of this clause (iii), however, in a manner consistent with the Company's manner of business on the Issue Date), and shall, in any event, include all businesses in which the Company or any of its Subsidiaries is engaged on the Issue Date or has entered into agreements to engage in or to acquire a company to engage in or contemplate engaging in, as expressly set forth in the Offering Memorandum; PROVIDED that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors.

     "TRANSFER AGENT" means Norwest Bank Minnesota, National Association, a national banking association.

     "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended.

     "UNDESIGNATED SHARES" means the undesignated shares of the capital stock of the Company which are authorized under its Articles of Incorporation.

     "UNRESTRICTED SUBSIDIARY" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of any Person may designate any Restricted Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, such Person or any Restricted Subsidiary; PROVIDED that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such Person's PRO RATA interest in the

Fair Market Value of the net assets of such Subsidiary at the time of such designation would be permitted as an Investment under Section 9(c). The Board of Directors of any Person may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of such Person; PROVIDED that immediately after giving effect to such designation (x) such Person would be permitted to Incur $1.00 of additional Indebtedness pursuant to Section 9(a) and (y) no Voting Rights Triggering Event or event which with notice or lapse of time or both would become a Voting Rights Triggering Event has occurred and is continuing.
 Any such designation by the Board of Directors shall be evidenced by a Board Resolution submitted to the Transfer Agent. Wireless Alliance shall be deemed an Unrestricted Subsidiary as of the Issue Date and shall thereafter remain an Unrestricted Subsidiary unless and until designated by the Board of Directors as a Restricted Subsidiary in accordance with the terms of this Certificate of Designation.

     "VOTING POWER" of any Person means the aggregate number of votes of all classes of Capital Stock of such Person which ordinarily have voting power for the election of directors of such Person.

     "VOTING RIGHTS AMENDMENT" means an amendment to the Bylaws of the Company providing for an increase in the size of the Board of Directors to, at all times, accommodate the appointment of a sufficient number of directors designated by the Holders of Exchangeable Preferred Stock in compliance with clauses (I) and (II) of Section 7(b).

     "VOTING RIGHTS DIVIDEND INCREASE" has the meaning set forth in Section
7(c).

     "VOTING RIGHTS TRIGGERING EVENT" has the meaning set forth in Section
7(b).

     "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

     "WIRELESS ALLIANCE" means Wireless Alliance, LLC, a Minnesota limited liability company.

     "WIRELESS COMMUNICATIONS BUSINESS" means any business substantially related to the ownership, development, operation or acquisition of mobile wireless communications services permitted under the Federal Communications Commission's ("FCC") Commercial Mobile Radio Service rules (and the related provisions of the FCC's Public Mobile Services and Personal Communications Services rules), and other related telecommunications business services.

     2.  RANKING.

     (a) The Exchangeable Preferred Stock shall, with respect to dividend rights and rights upon the liquidation, winding-up and dissolution of the Company, rank (i) senior to all classes of common stock of the Company and to each other class of Capital Stock established after the Issue Date by the Board of Directors the terms of which expressly provide that it ranks junior to the Exchangeable Preferred Stock as to dividend rights and rights upon the liquidation, winding-up and dissolution of the Company (collectively referred to, together with all classes of common stock of the Company, as "Junior Stock"); (ii) subject to certain conditions, described below, on a parity with each other class of Capital Stock established after the Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Exchangeable Preferred Stock as to dividend rights and rights upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Stock"); and (iii) subject to certain conditions described below, junior to each class of Capital Stock established after the Issue Date by the Board of Directors the terms of which do not expressly provide that such class or series of Capital Stock will rank junior to, or on a parity with, the Exchangeable Preferred Stock as to dividend rights and rights upon liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Stock").

     (b) The Company shall not authorize or issue any new class of Senior
Stock or Parity Stock without the affirmative vote or consent (voting or consenting as one class) of the holders of at least (i) 66_% of the shares of Exchangeable Preferred Stock then outstanding with respect to Senior Stock and
(ii) a majority of the shares of Exchangeable Preferred Stock then outstanding with respect to Parity Stock; PROVIDED, that Dividend Shares, Additional Shares and Exchange Shares may be issued by the Company without the approval of the Holders of the Exchangeable Preferred Stock; PROVIDED FURTHER, that, without the approval of Holders of the Exchangeable Preferred Stock, the Company may issue shares of Senior Stock in exchange for, or the proceeds of which are used to redeem or purchase, all (but not less than all) shares of the Exchangeable Preferred Stock then outstanding in accordance with this Certificate of Designation.

     3.  DIVIDENDS.

     (a) The Holders of the outstanding shares of the Exchangeable Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Company legally available therefor, dividends on the Exchangeable Preferred Stock, which shall accrue at a rate per annum equal to 11 3/8% of the Liquidation Preference plus any applicable Voting Rights Dividend Increase. If at any time dividends on the Exchangeable Preferred Stock are in arrears and unpaid for six or more quarterly dividend periods (whether or not consecutive), holders of Exchangeable Preferred Stock will be entitled to either (i) if the Voting Rights Amendment has been adopted, the voting rights specified in Section 7 of this Certificate of Designation or (ii) if the Voting Rights Amendment has not been adopted, a Voting Rights Dividend Increase as provided in Section 7 of this Certificate of Designation. All dividends will be cumulative, whether or not earned or declared, from May 14, 1998 and will be payable quarterly in arrears on February 15, May 15, August 15, and November 15, of each year, commencing on August 15, 1998, or, if any such date is not a Business Day, on the next succeeding Business Day (each a "Dividend Payment Date") to the Holders of record on the February 1, May 1, August 1 or November 1 immediately preceding the relevant Dividend Payment Date (each, a "Record Date"). On or before May 15, 2003, the Company may, at its option, pay dividends in cash or in Dividend Shares (including fractional shares, PROVIDED, that the Company may, at its option, pay cash in lieu of issuing fractional shares) having an aggregate Liquidation Preference equal to the amount of such dividends. After May 15, 2003, dividends shall be paid only in cash. The issuance of such Dividend Shares of Exchangeable Preferred Stock shall constitute "payment" of the related dividend for all purposes of this Certificate of Designation. Dividends payable on the Exchangeable Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months and shall be deemed to accrue on a daily basis.

     (b) Dividends on the Exchangeable Preferred Stock shall accrue whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. If any dividend (or portion thereof) payable on any Dividend Payment Date on or before May 15, 2003, is not declared or paid in full in cash or in Dividend Shares as described above on such Dividend Payment Date, the amount of the accumulated and unpaid dividends will bear interest at the dividend rate on the Exchangeable Preferred Stock, compounding quarterly from such Dividend Payment Date until paid in full. If any dividend (or portion thereof) payable on any Dividend Payment Date after May 15, 2003, is not declared or paid in full in cash on such Dividend Payment Date, the amount of the accumulated and unpaid dividend will bear interest at the dividend rate on the Exchangeable Preferred Stock, compounding quarterly from such Dividend Payment Date until paid in full. The Company shall take all actions required or permitted under the Business Corporation Act of the State of Minnesota (the "MBCA") to permit the payment of dividends on the Exchangeable Preferred Stock, including, without limitation, through the revaluation of its assets in accordance with the MBCA, to make or keep funds legally available for the payment of dividends.

     (c) No full dividends shall be declared or paid or funds set apart for the payment of dividends on any Parity Stock for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid (or are deemed declared and paid) in full or declared and, if payable in cash, a sum in cash sufficient for such payment set apart for such payment on the Exchangeable Preferred Stock. If full dividends are not so paid, the Exchangeable Preferred Stock will share dividends PRO RATA with the Parity Stock. Unless full cumulative dividends on all outstanding shares of Exchangeable Preferred Stock for all past dividend periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then: (i) no dividend
(other than a dividend on Junior Stock payable solely in shares of any Junior Stock) shall be declared or paid upon (or deemed paid), or any sum set apart for the payment of dividends upon, any shares of Junior Stock; (ii) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Junior Stock, other than a distribution consisting solely of Junior Stock; (iii) no shares of Junior
Stock or Parity Stock shall be repurchased, redeemed or otherwise acquired or retired by the Company or any of its Subsidiaries; and (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Stock or Parity Stock by the Company or any of its Subsidiaries. Dividends on account of arrears for any past dividend period and dividends in connection with any optional redemption may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record of the Exchangeable Preferred Stock on such date, not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors.

     4   LIQUIDATION PREFERENCE.

     Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company or reduction or decrease in its Capital Stock resulting in a distribution of assets to the holders of any class or series of the Company's Capital Stock, Holders of Exchangeable Preferred Stock shall be entitled to payment, out of the assets of the Company available for distribution to stockholders, the Liquidation Preference per share of Exchangeable Preferred Stock, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends thereon to but excluding the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up), before any distribution is made on any Junior Stock, including, without limitation, common stock of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Exchangeable Preferred Stock and all other Parity Stock are not paid in full, the Holders of the Exchangeable Preferred Stock and the Parity Stock shall share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference to which each is entitled. After payment of the full amount of the Liquidation Preference and accumulated and unpaid dividends to which they are entitled, the Holders of shares of Exchangeable Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Company. However, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more Persons shall be deemed to be a liquidation, dissolution or winding-up of the Company, unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding-up of the business of the Company.

     5   REDEMPTION BY THE COMPANY.

     (a) On May 15, 2010 (the "Mandatory Redemption Date"), the Company shall be required to redeem (subject to the MBCA) in whole all outstanding shares of Exchangeable Preferred Stock at a price in cash equal to 100% of the aggregate Liquidation Preference thereof, plus, without duplication, all accumulated and unpaid dividends, if any, to but excluding the Redemption Date (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date). The Company shall not be required to make sinking fund payments to protect the Liquidation Preference with respect to the Exchangeable Preferred Stock.

     (b) The Exchangeable Preferred Stock shall not be redeemed at the option of the Company prior to May 15, 2003. The Exchangeable Preferred Stock may be redeemed (subject to contractual and other restrictions with respect thereto and to the MBCA) at any time, in whole or from time to time in part, at the option of the Company after May 15, 2003, at the Applicable Redemption Price. In addition, at any time prior to May 15, 2001, the Company may redeem shares of Exchangeable Preferred Stock having an aggregate Liquidation Preference of up to 25% of the aggregate Liquidation Preference of all shares of Exchangeable Preferred Stock (including Additional Shares and Dividend Shares but excluding any Exchange Shares to the extent the Exchangeable Preferred Stock in exchange for which it was issued is included in the amount of all such shares of Exchangeable Preferred Stock issued) issued, from the net cash proceeds of a Qualifying Event at a price equal to 111.375% of the aggregate Liquidation Preference thereof, plus, without duplication, accumulated and unpaid dividends, if any, to but excluding the Redemption Date (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date), subject to the right of Holders of record on the relevant Record Date to receive dividends due on a Dividend Payment Date; PROVIDED, that at least $75 million in aggregate Liquidation Preference of the Exchangeable Preferred Stock remains outstanding immediately following such redemption. Any such redemption must be made within 30 days after the related Qualifying Event.

     (c) In case of redemption of less than all of the shares of Exchangeable Preferred Stock at the time outstanding, the shares to be redeemed shall be determined PRO RATA, except that the Company may redeem such shares held by a Holder of fewer than 100 shares without regard to such PRO RATA redemption requirement.

     (d) Notice of any redemption shall be sent by or on behalf of the Company not less than 30 nor more than 60 days prior to the date specified for redemption in such notice (including the Mandatory Redemption Date, the "Redemption Date"), by first class mail, postage prepaid, to all Holders of record of the Exchangeable Preferred Stock at their registered address. In addition to any information required by law or by the applicable rules of any exchange upon which Exchangeable Preferred Stock may be listed or admitted to trading, such notice shall state: (i) whether such redemption is being made pursuant to the optional or the mandatory redemption provisions hereof; (ii) the Redemption Date; (iii) the redemption price; (iv) if less than all the outstanding shares of Exchangeable Preferred Stock are to be redeemed, the Liquidation Preference of, and the accrued and unpaid dividends on, the shares of Exchangeable Preferred Stock to be redeemed; (v) that on the Redemption Date the redemption price shall become due and payable upon each share of Exchangeable Preferred Stock to be redeemed; and (vii) the place or places where shares are to be surrendered for payment of the redemption price. Upon the mailing of any such notice of redemption, the Company shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.

     (e) If notice has been mailed in accordance with Section 5(d) above and, PROVIDED that on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds in trust for the PRO RATA benefit of the Holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, on and after the Redemption Date, unless the Company defaults in the payment of the applicable redemption price, dividends on the shares of the Exchangeable Preferred Stock so called for redemption shall cease to accumulate and all rights of the Holders of such shares shall terminate except for the right to receive from the Company the redemption price, without interest; PROVIDED, HOWEVER, that if a notice of redemption shall have been given and the funds necessary for redemption (including an amount in respect of all dividends that will accrue to the Redemption Date) shall have been segregated and irrevocably set apart by the Company, in trust for the benefit of the Holders of the shares called for redemption, dividends shall cease to accumulate on the Redemption Date on the shares to be redeemed and, at the close of business on the day on which such funds are segregated and set apart, the Holders of the shares to be redeemed shall cease to be stockholders of the Company and shall be entitled only to receive the redemption price for such shares. New certificates of Exchangeable Preferred Stock having an aggregate Liquidation Preference equal to the unredeemed portion of the Exchangeable Preferred Stock shall be issued in the name of the Holder thereof upon cancellation of the original shares of Exchangeable Preferred Stock without cost to the Holder thereof. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the applicable redemption price. Shares of Exchangeable Preferred Stock issued and reacquired by the Company shall, upon compliance with the applicable requirements of Minnesota law, have the status of authorized but unissued Undesignated Shares of the Company and may, with any and all other authorized but unissued Undesignated Shares of the Company, be designated or redesignated, and issued or reissued, as the case may be, as part of any series of capital stock of the Company, except that any issuance or reissuance of shares of Exchangeable Preferred Stock must be in compliance with this Certificate of Designation.

     (f) Any deposit of funds with a bank or trust company for the purpose of redeeming Exchangeable Preferred Stock shall be irrevocable except that:

          (i) the Company shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the Holders of any shares redeemed shall have no claim to such interest or other earnings; and

          (ii)any balance of monies so deposited by the Company and unclaimed by the Holders of the Exchangeable Preferred Stock entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Company, and after any such repayment, the Holders of the shares entitled to the funds so repaid to the Company shall look only to the Company for payment without interest or other earnings.

     (g) No Exchangeable Preferred Stock may be redeemed except with funds legally available for the purpose. The Company shall take all actions required or permitted under the MBCA to permit any redemption which is required pursuant to clause (a) above or which the Company elects pursuant to clause (b) above.

     (h) No optional redemption shall be authorized or made unless on or prior to such redemption full unpaid cumulative dividends shall have been paid or a sum set apart for such payment on the Exchangeable Preferred Stock.

     6   EXCHANGE OF EXCHANGEABLE PREFERRED STOCK FOR EXCHANGE DEBENTURES.

     (a) The Company may, at its option, on any scheduled Dividend Payment Date, exchange, in whole, but not in part, the Exchangeable Preferred Stock for the Exchange Debentures to be issued under an indenture (the "Exchange Indenture") in the form attached hereto as Annex A to be entered into between the Company and a trustee to be selected by the Company (the "Debentures Trustee"); PROVIDED, that (i) on the date of such exchange there are no accumulated and unpaid dividends on the Exchangeable Preferred Stock (including the dividends payable on such date) or other contractual impediments to such exchange; (ii) there shall be legally available funds sufficient therefor (including, without limitation, funds sufficient under Minnesota law to repay Indebtedness when due); (iii) either (A) a registration statement relating to the Exchange Debentures shall have been declared effective under the Securities Act prior to or on the Exchange Date and shall continue to be in effect on the date of such exchange or (B) the Company shall have obtained a written Opinion of Counsel that an exemption from the registration requirements of the Securities

Act is available for such exchange and that upon receipt of such Exchange Debentures pursuant to such exchange made in accordance with such exemption, each Holder of an Exchange Debenture that is not an Affiliate of the Company shall not be subject to any restrictions imposed by the Securities Act upon the resale of such Exchange Debenture, and such exemption is relied upon by the Company for such exchange; (iv) if required by applicable law, the Exchange Indenture and the Debentures Trustee thereunder shall have been qualified under the Trust Indenture Act; (v) immediately prior and after giving effect to such exchange, no Event of Default (as defined in the Exchange Indenture) or event which with notice or lapse of time or both would become such an Event of Default would exist and be continuing and no material breach or default would exist under the Credit Facility or the Notes Indenture; and (vi) the Company shall have delivered to the Debentures Trustee a written Opinion of Counsel, dated the Exchange Date, regarding the satisfaction of all the conditions to be satisfied prior to such exchange including, without limitation, those conditions set forth in clauses (i),
(ii), (iii) and (iv) and the due authorization, execution, delivery and enforceability of both the Exchange Debentures and the Exchange Indenture.
In the event that (x) the issuance of the Exchange Debentures is not permitted on the Exchange Date or (y) any of the conditions set forth in clauses (i) through (vi) of the preceding sentence are not satisfied on the Exchange Date, the Company shall use its best efforts to satisfy such conditions and effect such exchange as soon as practicable.

     (b) Upon any exchange of Exchangeable Preferred Stock for Exchange Debentures on the Exchange Date pursuant to clause (a) of this Section 6, Holders of outstanding shares of Exchangeable Preferred Stock shall be entitled to receive, subject to the second succeeding sentence, $1.00 of principal amount of Exchange Debentures for each $1.00 of the Liquidation Preference of Exchangeable Preferred Stock held by them. The Exchange Debentures shall be issued in registered form, without coupons. Exchange Debentures issued in exchange for Exchangeable Preferred Stock shall be issued in principal amounts of $1,000 and integral multiples thereof, and the Company shall pay cash in lieu of issuing an Exchange Debenture in any other principal amount. On and after the Exchange Date, dividends will cease to accumulate on the outstanding shares of Exchangeable Preferred Stock, and all rights of the Holders of Exchangeable Preferred Stock (except the right to receive the Exchange Debentures, an amount in cash, to the extent applicable, equal to the accumulated and unpaid dividends to the Exchange Date and cash in lieu of any Exchange Debenture that is in a principal amount less than $1,000) shall terminate. The person entitled to receive the Exchange Debentures issuable upon such exchange shall be treated for all purposes as the registered holder of such Exchange Debentures.

     (c) The Company shall send a written notice (the "Exchange Notice") of exchange by mail to each Holder of record of Exchangeable Preferred Stock, which notice shall state: (i) that the Company is exercising its option to exchange the Exchangeable Preferred Stock for Exchange Debentures pursuant to this Certificate of Designation; (ii) the date fixed for exchange (the "Exchange Date"), which date shall not be less than 30 days nor more than 60 days following the date on which the Exchange Notice is mailed;
(iii) that the Holder is to surrender to the Company, at the place or places where shares of Exchangeable Preferred Stock are to be surrendered for exchange, including any procedures applicable to exchanges to be accomplished through book-entry transfers, in the manner designated in the Exchange Notice, the shares of Exchangeable Preferred Stock to be exchanged; (iv) that dividends on the shares of Exchangeable Preferred Stock to be exchanged shall cease to accrue on the Exchange Date whether or not the shares of Exchangeable Preferred Stock are surrendered for exchange on the Exchange Date unless the Company shall default in the delivery of Exchange Debentures; and (v) that interest on the Exchange Debentures shall accrue from the Exchange Date whether or not the shares of Exchangeable Preferred Stock are surrendered for exchange on the Exchange Date. On the Exchange Date, if the conditions set forth in Sections 6(a)(i) through 6(a)(vi) above and Section 6(f) below are satisfied, the Company shall issue Exchange Debentures in exchange for the Exchangeable Preferred Stock as provided in this Section 6.

     (d) A Holder delivering Exchangeable Preferred Stock for exchange shall not be required to pay any taxes or duties in respect of the issue or delivery of Exchange Debentures on exchange but shall be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue or delivery of the Exchange Debentures in a name other than that of the Holder of the Exchangeable Preferred Stock. Certificates representing Exchangeable Debentures shall not be issued or delivered unless all taxes and duties, if any, payable by the Holder have been paid.

     (e) On or before the Exchange Date, each Holder of Exchangeable Preferred Stock shall surrender the shares of Exchangeable Preferred Stock, in the manner and at the place designated in the Exchange Notice. The Company shall cause the Exchange Debentures to be executed on the Exchange Date and, upon surrender in accordance with Exchange Notice of the shares of Exchangeable Preferred Stock so exchanged (properly endorsed or assigned for transfer, if the notice shall so state), such shares shall be exchanged by the Company for Exchange Debentures. The Company shall pay interest, if any, on the Exchange Debentures at the rate and on the dates specified therein from the Exchange Date.

     (f) If the Exchange Notice has been mailed in accordance with Section 6(c) , the conditions set forth in Section 6(a)(i) through 6(a)(vi) have been satisfied, and before the Exchange Date (i) the Exchange Indenture shall have been duly executed and delivered by the Company and the Debentures Trustee;
(ii) all Exchange Debentures necessary for such exchange shall have been duly executed and authenticated by the Company and delivered to the Debentures Trustee with irrevocable instructions to authenticate the Exchange Debentures necessary for such exchange; and (iii) an amount in cash, set aside by the Company, separate and apart from its other funds in trust, or additional Exchangeable Preferred Stock (as applicable) equal to all accumulated and unpaid dividends thereon to the Exchange Date shall have been deposited with the Debentures Trustee, then on and after the close of business on the Exchange Date, dividends on the shares of Exchangeable Preferred Stock so exchanged shall cease to accumulate and all rights of the Holders of such shares shall terminate except for the right to receive from the Company the Exchange Debentures, cash, if any, and all accrued interest, if any, thereon to the Exchange Date. Shares of Exchangeable Preferred Stock issued and reacquired by the Company shall, upon compliance with the applicable requirements of Minnesota law, have the status of authorized but unissued Undesignated Shares of the Company, and may, with any and all other authorized but unissued Undesignated Shares of the Company, be designated or redesignated, and issued or reissued, as the case may be, as part of any series of capital stock of the Company, but not as Exchangeable Preferred Stock.

     (g) The Company shall comply with the provisions of Rule 13e-4 promulgated pursuant to the Exchange Act in connection with any exchange, to the extent applicable.

     7   VOTING RIGHTS.

     (a) The Holders of shares of the Exchangeable Preferred Stock shall have no voting rights, except as required by Minnesota law and as hereinafter provided in this Section 7.

     (b) If:

          (i) at any time, cash dividends on the outstanding Exchangeable Preferred Stock are in arrears and unpaid for six (6) or more quarterly dividend periods (whether or not consecutive);

          (ii)the Company fails to redeem the Exchangeable Preferred Stock on the Mandatory Redemption Date, or fails to otherwise discharge any redemption or repurchase obligation with respect to the Exchangeable Preferred Stock;

          (iii) the Company fails to make a Change of Control Offer on the terms and in accordance with the provisions described below in Section 8 hereof or fails to purchase shares of Exchangeable Preferred Stock from Holders who elect to have such shares purchased pursuant to the Change of Control Offer;

          (iv)the Company breaches or violates any of the other covenants or agreements set forth in this Certificate of Designation and such breach or violation continues for a period of 30 days or more after the Company receives notice thereof specifying the default from the Holders of at least 25% of the shares of Exchangeable Preferred Stock then outstanding; or

          (v) the Company or any of its Restricted Subsidiaries defaults under the terms of any instrument evidencing or securing Indebtedness having an outstanding principal amount in excess of $5 million in the aggregate, which default results in the acceleration of the payment of such Indebtedness or constitutes the failure to pay the principal of such Indebtedness at maturity (each of the events described in clauses (i), (ii), (iii), (iv) and (v) being referred to herein as a "Voting Rights Triggering Event");

then the Holders of a majority of the then outstanding shares of Exchangeable Preferred Stock, voting as a class (together with the holders of any Parity Stock having similar voting rights) shall be entitled to elect the lesser of
(I) two directors of the Board of Directors and (II) such number of members to the Board of Directors constituting at least 25% of the Board of Directors; PROVIDED, that the Company's shareholders approve the Voting Rights Amendment. If the Voting Rights Amendment is not so approved, as an alternative, the Holders of the then outstanding shares of Exchangeable Preferred Stock shall be entitled to receive a Voting Rights Dividend Increase as described in clause
(c) of this Section 7. The voting rights or Voting Rights Dividend Increase provided for in this Section 7 shall be the exclusive remedy at law or in equity for the Holders of the Exchangeable Preferred Stock for any violation by the Company of its obligations under this Certificate of Designation that constitutes a Voting Rights Triggering Event.

     (c) If the Voting Rights Amendment shall not have been effected by May 22, 1998 (or if at any time thereafter such Voting Rights Amendment does not remain in effect) and whether or not a Voting Rights Triggering Event shall have occurred or be continuing, then from such date, up to and including the date such Voting Rights Amendment is effected (and during any other period of time thereafter that the Voting Rights Amendment does not remain in effect), the dividend rate borne by the Exchangeable Preferred Stock shall be increased by 1.00% per annum (the "Voting Rights Dividend Increase"). In addition, if a Voting Rights Triggering Event has occurred and is continuing during any period of time that the Voting Rights Dividend Increase is in effect, then the Voting Rights Dividend Increase shall be increased, to 3.00% per annum and shall continue as described in this Section 7.

     (d) Whenever the foregoing voting rights shall have vested, such rights may be exercised initially either at a special meeting of the Holders of Exchangeable Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders of the Company held for the purpose of electing directors, and thereafter at such annual meetings or by the written consent of the Holders of Exchangeable Preferred Stock. Such right of the Holders of Exchangeable Preferred Stock to elect directors may be exercised or, in the alternative, the Voting Rights Dividend Increase (as increased pursuant to the second sentence of Section 7(c)) shall continue until such time as (i) in the case of a dividend default, all dividends in arrears on the Exchangeable Preferred Stock shall have been paid in full (and in the case of dividends payable after May 15, 2003, paid in cash) and (ii) in all other cases, any failure, breach or default giving rise to such Voting Rights Triggering Event or Voting Rights Dividend Increase is remedied or waived by the Holders of at least a majority of the shares of Exchangeable Preferred Stock then outstanding, at which time the term of any directors elected pursuant to the provisions of Section 7(b) shall thereupon terminate, and such directors shall be deemed to have resigned.

     (e) At any time when the foregoing voting rights shall have vested in the Holders of Exchangeable Preferred Stock and if such rights shall not already have been initially exercised, a proper officer of the Company shall, upon the written request of Holders of record of 10% or more of the Exchangeable Preferred Stock then outstanding, addressed to the Secretary of the Company, call a special meeting of Holders of Exchangeable Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Company or, if none, at a place designated by the Secretary of the Company. If such meeting shall not be called by the proper officers of the Company within 30 days after the personal service of such written request upon the Secretary of the Company, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Company at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the Holders of record of 10% of the shares of Exchangeable Preferred Stock then outstanding may designate in writing a Holder of Exchangeable Preferred Stock to call such meeting at the expense of the Company, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the place for holding annual meetings of the Company or, if none, at a place designated by such Holder. Any Holder of Exchangeable Preferred Stock that would be entitled to vote at such meeting shall have access to that portion of the stock books of the Company listing the Holders for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this Section 7. Notwithstanding the provisions of this
Section 7(e) however, no such special meeting shall be called if any such request is received less than 90 days before the date fixed for the next ensuing annual or special meeting of stockholders.

     (f) If any director so elected by the Holders of Exchangeable Preferred Stock shall cease to serve as a director before his term shall expire, the Holders of Exchangeable Preferred Stock then outstanding may, at a special meeting of the Holders called as provided above, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

     (g) In addition to the matters set forth in Section 2(b), the Company shall not, without the affirmative vote or consent of the Holders of at least a majority of the shares of Exchangeable Preferred Stock then outstanding (with shares held by the Company or any of its Affiliates not being considered to be outstanding for this purpose) voting or consenting as the case may be, as one class:

          (i) amend or otherwise alter this Certificate of Designation (including the provisions of Section 8 hereof) in any manner that adversely affects the specified rights, preferences or privileges (but not the voting rights) of Holders of Exchangeable Preferred Stock;

          (ii)except as provided in Section 2(b), authorize the issuance of any additional share of Exchangeable Preferred Stock;

          (iii) waive any existing Voting Rights Triggering Event or compliance with any provision of this Certificate of Designation;

          (iv)change the shares of Exchangeable Preferred Stock into the same or a different number of shares, either with or without par value, of another class or series of stock; or

          (v) divide the shares of Exchangeable Preferred Stock into series and determine the designation of each series and the variations in the relative rights and preferences between the shares of each series, or authorize the Board of Directors to do so;

PROVIDED, HOWEVER, that the Company may not amend the Change of Control provisions of this Certificate of Designation (including the related definitions) without the approval of the Holders of at least 75% of the then outstanding shares of Exchangeable Preferred Stock, voting or consenting, as the case may be, as one class.

     (h) Without the consent of each Holder affected, an amendment or waiver of the Company's Articles of Incorporation or of this Certificate of Designation may not (with respect to any shares of Exchangeable Preferred Stock held by a non-consenting Holder):

          (i) alter the voting rights with respect to the Exchangeable Preferred Stock (PROVIDED, HOWEVER, that the consent of Holders of Exchangeable Preferred Stock shall not be required to approve the Voting Rights Amendment) or reduce the number of shares of Exchangeable Preferred Stock whose holders must consent to an amendment, supplement or waiver;

          (ii)reduce the Liquidation Preference of or change the Mandatory Redemption Date of any share of Exchangeable Preferred Stock or alter the provisions with respect to the redemption of the Exchangeable Preferred Stock (except as provided with respect to Section 8 hereof):

          (iii) reduce the rate or change the time for payment of dividends on any share of Exchangeable Preferred Stock;

          (iv) waive the consequences of any failure to pay dividends on the Exchangeable Preferred Stock;

          (v) make any share of Exchangeable Preferred Stock payable in any form other than that stated in this Certificate of Designation;

          (vi) make any change in the provisions of this Certificate of Designation relating to waivers of the rights of holders of Exchangeable Preferred Stock to receive the Liquidation Preference and dividends on the Exchangeable Preferred Stock;

          (vii) waive a redemption payment with respect to any share of Exchangeable Preferred Stock (except as provided with respect to Section 8 hereof); or

          (viii) make any change in the foregoing amendment and waiver provisions.

     (i) The Company in its sole discretion may, without the vote or consent of any Holders of the Exchangeable Preferred Stock, amend or supplement this Certificate of Designation:

          (i)    to cure any ambiguity, defect or inconsistency;

          (ii) to provide for uncertificated Exchangeable Preferred Stock in addition to or in place of certificated Exchangeable Preferred Stock; or

          (iii) to make any change that would provide any additional rights or benefits to the Holders of the Exchangeable Preferred Stock or that does not adversely affect the legal rights under this Certificate of Designation of any such Holder.

     8    CHANGE OF CONTROL.

     (a) Within 30 days after the occurrence a Change of Control, the Company shall make an offer (the "Change of Control Offer") to each Holder of shares of Exchangeable Preferred Stock to repurchase all or any part (but not, in the case of any Holder requiring the Company to purchase less than all of the shares of Exchangeable Preferred Stock held by such Holder, any fractional shares) of such Holder's Exchangeable Preferred Stock at an offer price in cash equal to 101% of the aggregate Liquidation Preference thereof plus, without duplication, accumulated and unpaid dividends, if any, thereon to but excluding the date of purchase (the "Change of Control
Payment") (including an amount in cash equal to a pro rated dividend for the period from the Dividend Payment Date immediately prior to the Change of Control Payment Date).

     (b) The Change of Control Offer shall include all instructions and materials necessary to enable Holders to tender their shares of Exchangeable Preferred Stock.

     (c) The Company shall comply with any tender offer rules under the Exchange Act which may then be applicable, including the requirements of Rule 14e-1 and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of
the Exchangeable Preferred Stock as a result of a Change of Control.   The
Change of Control Offer shall contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Change of Control Offer (which at a minimum will include (i) the most recent annual and quarterly financial statements, (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Change of Control Offer) and (iii) if applicable, appropriate pro forma financial information concerning the Change of Control Offer.

     (d) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder stating:

          (i)    that the Change of Control Offer is being made pursuant to this
     Section 8 and that all shares of Exchangeable Preferred Stock tendered shall be accepted for payment;

          (ii) the amount of the Change of Control Payment, the purchase date, which shall be not earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

          (iii) that any share of Exchangeable Preferred Stock not tendered shall continue to accumulate dividends;

          (iv) the place or places where shares of Exchangeable Preferred Stock are to be surrendered for tender pursuant to the Change of Control Offer;

          (v) that on the Change of Control Payment Date the purchase price shall become due and payable upon each share of Exchangeable Preferred Stock accepted for payment pursuant to the Change of Control Offer and, unless the Company fails to pay the Change of Control Payment on the Change of Control Payment Date, all shares of Exchangeable Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accumulate dividends after the Change of Control Payment Date;

          (vi) that Holders electing to have any shares of Exchangeable Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender the shares of Exchangeable Preferred Stock, with the form entitled "Option of Holder to Elect Purchase" which shall be included with the notice of Change of Control completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

          (vii) that Holders will be entitled to withdraw all or any portion of their election if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the number of shares of Exchangeable Preferred Stock delivered for purchase, the certificate number of the Exchangeable Preferred Stock tendered and a statement that such Holder is withdrawing all or a portion of his election to have such shares purchased; and

          (viii) that the Holder may tender all or any portion of the shares of Exchangeable Preferred Stock held by such Holder and that in the case of any Holder whose shares are to be purchased only in part, the Company shall execute, authorize and deliver to the Holder, without service charge, a new certificate as requested by such Holder, for the unpurchased portion of his shares of Exchangeable Preferred Stock.

     (e) On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all shares of Exchangeable Preferred Stock or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all shares of Exchangeable Preferred Stock or portions thereof so tendered and (iii) deliver or cause to be delivered to the Transfer Agent the shares of Exchangeable Preferred Stock so accepted together with an Officers' Certificate stating the aggregate Liquidation Preference of the shares of Exchangeable Preferred Stock or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each holder of Exchangeable Preferred Stock so tendered the Change of Control Payment for such Exchangeable Preferred Stock, and the Transfer Agent shall promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new certificate representing the shares of Exchangeable

Preferred Stock equalin Liquidation Preference amount to any unpurchased portion of the shares of the shares of Exchangeable Preferred Stock surrendered, if any. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     (f) If, at the time of a Change of Control, the Company is prohibited by the terms of any Indebtedness from purchasing shares of Exchangeable Preferred Stock that may be tendered by holders pursuant to a Change of Control Offer, prior to complying with the provisions of this Section 8, but in any event within 90 days following a Change of Control, the Company shall either
(i) repay in full all outstanding Indebtedness or (ii) obtain the requisite consents, if any, under all agreements governing outstanding Indebtedness to permit the repurchase of Exchangeable Preferred Stock required by this Section
8. The Company must first comply with the covenant described in the preceding sentence before it will be required to repurchase shares of Exchangeable Preferred Stock in the event of a Change of Control; PROVIDED, that if the Company fails to comply with the covenant described in the preceding sentence, the sole remedy to holders of Exchangeable Preferred Stock will be the voting rights arising from a Voting Rights Triggering Event or, in the alternative, the Voting Rights Dividend Increase in the event the Voting Rights Amendment is not in effect. Moreover, the Company shall not repurchase or redeem any Exchangeable Preferred Stock pursuant to this Change of Control provision prior to the Company's repurchase of the Senior Subordinated Notes pursuant to the Change of Control covenants in the Notes Indenture.

     (g) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 8 applicable to a Change of Control Offer made by the Company and purchases all shares of Exchangeable Preferred Stock validly tendered and not withdrawn under such Change of Control Offer.

     9    CERTAIN COVENANTS

     (a)  LIMITATION ON CONSOLIDATED INDEBTEDNESS.

          (i) The Company and its Restricted Subsidiaries shall not Incur any Indebtedness, except that the Company may Incur Indebtedness if (A) there exists no Voting Rights Triggering Event or event which with notice or lapse of time or both would become a Voting Rights Triggering Event immediately prior and subsequent thereto and (B) after giving effect thereto, the Company's Annualized Operating Cash Flow Ratio on a pro forma basis (calculated on the assumption that such Indebtedness had been incurred on the first day of the applicable Reference Period), would have been less than:

                         FOR THE PERIOD                           RATIO
                         --------------                           -----
             Prior to January 1, 2000. . . . . . . . . . . .   9.0 to 1.0
             Thereafter. . . . . . . . . . . . . . . . . . .   8.0 to 1.0

          (ii) Notwithstanding the foregoing, if there exists no Voting Rights Triggering Event or event which with notice or lapse of time or both would become a Voting Rights Triggering Event immediately prior and subsequent thereto, the Company and its Restricted Subsidiaries may Incur the following Indebtedness without regard to the foregoing limitations:

                 (A) Indebtedness evidenced by the Senior Subordinated Notes on the Issue Date;

                 (B) the Incurrence by the Company of (x) prior to the date of the consummation of the Atlantic Acquisition, Indebtedness Incurred under the Existing Credit Facility in an aggregate principal amount not to exceed $160 million at any time outstanding, reduced by repayments and permanent reductions thereof due to application of Net Cash Proceeds (as defined in the Notes Indenture) pursuant to Section 1015 of the Notes Indenture; PROVIDED, HOWEVER, that if such Indebtedness is repaid with the net proceeds of the sale of the Senior Subordinated Notes pursuant to Section 1016 of the Notes Indenture, no Indebtedness in excess of $30 million in the aggregate at any time outstanding shall be Incurred thereunder except for Indebtedness whose proceeds are applied by the Company for the sole purpose of funding a repurchase of the Senior Subordinated Notes under Section 1016 of the Notes Indenture and (y) on and after the date of the consummation of the Atlantic Acquisition, Indebtedness Incurred under the New Credit Facility in an aggregate principal amount not to exceed $300 million at any time outstanding, reduced by such repayments and permanent reductions thereof due to application of Net Cash Proceeds (as defined in the Notes Indenture) as set forth in Section 1015 of the Notes Indenture;

                 (C) Indebtedness of the Company or any Restricted Subsidiary of the Company owing to the Company or any Restricted Subsidiary of the Company ("Intercompany Indebtedness"); PROVIDED that (I) in the case of any such Indebtedness of the Company, such obligations shall be unsecured and subordinated in all respects to the rights of the holders of the Exchange Debentures, if and when issued, to the same extent as the Exchange Debentures will be subordinated to Senior Indebtedness and (II) if any event occurs that causes a Restricted Subsidiary of the Company to no longer be a Restricted Subsidiary of the Company, then this clause
          (C) shall no longer be applicable to such Indebtedness of that Restricted Subsidiary;

               (D) Indebtedness of the Company or any Restricted Subsidiary of the Company to renew, extend, refinance or refund any Indebtedness of the Company or such Restricted Subsidiary outstanding or committed on the date of renewal, extension, refinancing or refunding other than Indebtedness Incurred pursuant to clause (B) or (C); PROVIDED, HOWEVER, that such Indebtedness does not exceed the principal amount of outstanding or committed Indebtedness so renewed, extended, refinanced or refunded plus financing fees and other expenses associated therewith; and PROVIDED FURTHER, HOWEVER, that (I) such renewing, extending, refinancing or refunding Indebtedness shall not have a final maturity and shall not have any other mandatory repayments or redemptions prior to those of the Indebtedness being renewed, extended, refinanced or refunded; (II) in the case of any refinancing or refunding of Indebtedness that would rank PARI PASSU in right of payment to the Exchange Debentures (if and when issued), the refinancing or refunding Indebtedness would rank PARI PASSU or subordinate in right of payment to the Exchange Debentures (if and when issued) and, in the case of any refinancing or refunding of Indebtedness that would rank subordinate to the Exchange Debentures (if and when issued), the refinancing or refunding Indebtedness would rank subordinated in right of payment to the Exchange Debentures to substantially the same extent as the Indebtedness refinanced or refunded; and (III) no Restricted Subsidiary of the Company shall be permitted to refinance any Indebtedness of the Company;

               (E) Indebtedness Incurred by the Company or any Restricted Subsidiary of the Company under Interest Hedge Agreements to hedge interest on permitted Indebtedness; PROVIDED, that the notional principal amount of any such Interest Hedge Agreements does not exceed the principal amount of Indebtedness to which such Interest Hedge Agreements relate;

               (F) Indebtedness of any Restricted Subsidiary of the Company which does not exceed $30 million in the aggregate for all such Restricted Subsidiaries at any time outstanding (excluding any Intercompany Indebtedness or Acquired Indebtedness permitted to be Incurred under this Certificate of Designation), PROVIDED that after giving effect thereto on a pro forma basis the Company's Annualized Operating Cash Flow Ratio is less than 7.5 to 1.0 and the Adjusted Annualized Operating Cash Flow Ratio of such Restricted Subsidiary is less than 5.0 to 1.0;

               (G) any guarantee by any Restricted Subsidiary of the Company of any Indebtedness Incurred under the Existing Credit Facility or New Credit Facility in compliance with this Section 9(a);

               (H) Acquired Indebtedness, PROVIDED that on a pro forma basis after giving effect to the Incurrence of such Indebtedness, the Company shall be able to Incur $1.00 of additional Indebtedness pursuant to the provisions described under Section 9(a)(i);

               (I) Indebtedness in respect of performance, surety or appeal bonds provided in the ordinary course of business;

               (J) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition), in an amount not to exceed the gross proceeds actually received by the Company or any of its Restricted Subsidiaries in connection with such disposition; and

               (K) Indebtedness of the Company or any of its Restricted Subsidiaries, other than Indebtedness permitted pursuant to clauses
          (A) through (J) of this Section 9(a)(ii), which does not exceed $10 million at any time outstanding or committed.

     (b)  LIMITATION ON PREFERRED STOCK OF RESTRICTED SUBSIDIARIES.

          The Company shall not permit any Restricted Subsidiary of the Company to create or issue any Preferred Stock except:

          (i)    Preferred Stock outstanding on the Issue Date ;

          (ii) Preferred Stock issued to and held by the Company or any Wholly Owned Restricted Subsidiary of the Company;

          (iii) Preferred Stock issued by any Person prior to that Person's having become a direct or indirect Restricted Subsidiary of the Company; and

          (iv) Preferred Stock issued by a Restricted Subsidiary of the Company the proceeds of which are used to refinance certain outstanding Preferred Stock of such Restricted Subsidiary, PROVIDED that (A) the liquidation value of the refinancing Preferred Stock does not exceed the liquidation value so refinanced plus financing fees and other expenses associated with such refinancing and (B) such refinancing Preferred Stock has no mandatory redemptions prior to (and in no greater amounts than) the Preferred Stock being refinanced.

     (c   RESTRICTED PAYMENTS.

          (i     The Company and its Restricted Subsidiaries shall not make any
     Restricted Payment unless after giving effect thereto (A) no Voting Rights Triggering Event or event which, with notice or lapse of time or both, would become a Voting Rights Triggering Event has occurred and is continuing; (B) the Company would be permitted to Incur an additional $1.00 of Indebtedness pursuant to Section 9(a)(i); (C the total of all Restricted Payments made on or after the Issue Date does not exceed the sum of (I) Cumulative Operating Cash Flow less 1.75 times Cumulative Interest Expense, (II) 100% of the aggregate Qualified Capital Stock Proceeds of the Company after the Issue Date and (III) 100% of the cash proceeds received from an Unrestricted Subsidiary to the extent of Investments (other than Permitted Investments) made in such Unrestricted Subsidiary since the Issue Date; and (D)all accumulated and unpaid dividends on the Exchangeable Preferred Stock shall have been paid in full as provided in this Certificate of Designation.

          (ii    The provisions in Section 9(c)(i) shall not be violated, so long as no Voting Rights Triggering Event or event which with notice or lapse of time or both would become a Voting Rights Triggering Event has occurred and is continuing or shall occur as a consequence of the actions or payments set forth below, by reason of (A) the payment of any dividend within 60 days after declaration thereof, if at the declaration date such payment would have complied with the foregoing provision, (B) the purchase, acquisition, redemption or other acquisition or retirement for value of shares of Capital Stock of any Restricted Subsidiary held by Persons other than the Company or any of its Restricted Subsidiaries, (C) the redemption, defeasance, repurchase or other acquisition or retirement of any Junior Stock of the Company or its Restricted Subsidiaries either in exchange for or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of Qualified Junior Stock and (D) Restricted Payments, in addition to Restricted Payments permitted pursuant to clauses (A) through (C) above, not in excess of $10 million in the aggregate after the Issue Date. The payments described in clauses (A), (C) (provided the proceeds of the sale of the Qualified Junior Stock constitute Qualified Capital Stock Proceeds) and
     (D) of this Section 9(c)(ii) shall count as Restricted Payments for the calculation under Section 9(c)(i).

     (d   LIMITATIONS CONCERNING DISTRIBUTIONS AND TRANSFERS BY RESTRICTED
SUBSIDIARIES.

          The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, create or otherwise cause or suffer to exist or become effective any consensual restriction or prohibition on the ability of any of its Restricted Subsidiaries to: (A) pay dividends on, or make other distributions in respect of, its Capital Stock, or any other ownership interest or participation in, or measured by, its profits, to the Company or any Restricted Subsidiary of the Company or pay any Indebtedness or other obligation owed to the Company or any Restricted Subsidiary of the Company, (B) make any loans or advances to the Company or any Restricted Subsidiary of the Company, or (C) transfer any of its property or assets to the Company or any Restricted Subsidiary of the Company. Notwithstanding the foregoing, the Company may, and may permit any Restricted Subsidiary of the Company to, suffer to exist any such restriction or prohibition (S) pursuant to this Certificate of Designation, the Notes Indenture, the Existing Credit Facility or any other agreement in effect on the Issue Date, (T) pursuant to an agreement relating to any Indebtedness of such Restricted Subsidiary which was outstanding or committed prior to the date on which such Restricted Subsidiary was acquired by the Company other than in anticipation of becoming a Restricted Subsidiary; PROVIDED that such restriction or prohibition shall not apply to any property or assets of the Company or any of its Restricted Subsidiaries other than the property or assets of such Restricted Subsidiary and its Subsidiaries, (U) pursuant to an agreement effecting a renewal, extension, refinancing or refunding of any agreement described in clauses (S) and (T) above, PROVIDED, HOWEVER, that the provisions contained in such renewal, extension, refinancing or refunding agreement relating to such restriction or prohibition are no more restrictive in any material respect than the provisions contained in the agreement the subject thereof (it being understood that for purposes of this clause (U) the New Credit Facility is deemed to be a refinancing of the Existing Credit Facility), (V) existing under or by reason of applicable law, (W) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any Restricted Subsidiary, (X) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the type referred to in clause (C) of this Section 9(d), (Y) restrictions of the type referred to in clause (C) of this Section 9(d) contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent that such Liens were otherwise Incurred in accordance with Section 9(f) below and restrict the transfer of property subject to such agreements, or
     (Z) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business.

     (e)  LIMITATIONS ON TRANSACTIONS WITH AFFILIATES AND RELATED PERSONS.

          The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, enter into any transaction involving aggregate consideration in excess of (i) $1 million, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with or to any Affiliate or Related Person of the Company (other than a Restricted Subsidiary), unless a majority of the disinterested members of the Board of Directors determines (which determination shall be evidenced by a Board Resolution) that (A) such transaction is in the best interests of the Company or such Restricted Subsidiary and (B) such transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those which might be obtained in arm's-length transactions with a third party at the time and (ii) $5 million unless (in addition to the provisions of the foregoing clause (i)) the Company receives a written opinion from an investment banking firm of national reputation to the effect that such transaction is fair to the Company or such Restricted Subsidiary, from a financial point of view; PROVIDED, that in the case of transactions entered into in the ordinary course of business principally involving the provision of telecommunication services by Affiliates or Related Persons of the Company (who are regularly engaged in the provision of telecommunications services) to the Company or any of its Restricted Subsidiaries (X) if the aggregate consideration involved is not in excess of $5 million, then clause (i) above shall be applicable but the good faith judgment of an officer of the Company shall be substituted for the requirement of a resolution of the Board of Directors and (Y) if the aggregate consideration involved exceeds $5 million, clause (ii) above shall not be applicable but clause (i) above shall be applicable.

     (f)  LIMITATIONS ON LIENS.

          (iii) The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, Incur or suffer to exist any Lien on or with respect to any property or assets now owned or hereafter acquired to secure any Indebtedness that ranks in right of payment PARI PASSU with or subordinate to the Exchange Debentures, if and when issued, without making, or causing such Restricted Subsidiary to make, effective provision for securing the Exchange Debentures, if and when issued, (A) equally and ratably with such Indebtedness as to such property for so long as such Indebtedness shall be so secured or (B) in the event such Indebtedness is Indebtedness of the Company or a Restricted Subsidiary of the Company which is subordinate in right of payment to the Exchange Debentures, if and when issued, prior to such Indebtedness as to such property for so long as such Indebtedness will be so secured.

          (iv) The restrictions in Section 9(f)(i) shall not apply to (A) Liens existing in respect of any Indebtedness that exists on the Issue Date; (B) Liens in favor of the

     Company or Liens in favor of a Wholly Owned Restricted Subsidiary of the Company on the assets or Capital Stock of another Wholly Owned Restricted Subsidiary of the Company; (C) Liens to secure Indebtedness outstanding or committed for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the equipment or other property subject to such Liens; PROVIDED, HOWEVER, that (I) the principal amount of any Indebtedness secured by such a Lien does not exceed 100% of such purchase price or cost, (II) such Lien does not extend to or cover any other property other than such item of property or any improvements on such item and (III) the Incurrence of such Indebtedness is otherwise permitted by this Certificate of Designation; (D) Liens on property existing immediately prior to the time of acquisition thereof (and not Incurred in anticipation of the financing of such acquisition); (E) Liens to secure Indebtedness to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, Indebtedness secured by any Lien referred to in clauses (A), (C) and (D) of this Section 9(f)(ii) so long as such Lien does not extend to any other property and the principal amount of Indebtedness so secured is not increased except as otherwise permitted under clause (B) or (D) of Section 9 (a)(ii); (F) Liens on any Permitted Investment in Cooperative Bank Equity in favor of any Cooperative Banks; or (G) any other Liens in respect of any Indebtedness which Indebtedness does not exceed $500,000 in the aggregate.

     (g  LIMITATION ON CERTAIN DEBT.

          The Company shall not Incur any Indebtedness that is subordinate in right of payment to any other Indebtedness of the Company unless the Indebtedness so Incurred is either PARI PASSU or subordinate in right of payment to the Exchange Debentures (if and when issued).

     (h  CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE.

          The Company shall not consolidate with or merge into any Person or permit any other Person to consolidate with or merge into the Company, or transfer, sell, convey or lease or otherwise dispose of all or substantially all of its assets to, any Person unless, (i) (A) the Company is the surviving entity or (B) if the Company is not the surviving entity, then the successor or transferee shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and the Exchangeable Preferred Stock shall be converted into or exchanged for and shall become shares of such successor or transferee company, having in respect of such successor or transferee company substantially the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon that the Exchangeable Preferred Stock had immediately prior to such transaction, (ii) the Consolidated Net Worth of the successor or transferee immediately after the transaction is not less than 100% of the Company's Consolidated Net Worth immediately prior to the transaction, (iii)immediately after giving effect to such transaction, the Company (or its permitted successor or transferee) would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to Section 9(a)(i), (iv) after giving effect to such transaction no Voting Rights Triggering Event or event which with notice or lapse of time would become a Voting Rights Triggering Event has occurred and is continuing, and (v) an Officers' Certificate and an Opinion of Counsel covering such conditions shall be delivered to the Transfer Agent.

     (i  REPORTS.

          Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Transfer Agent and to each Holder, within 15 days after it is or would have been required to file such with the Commission, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission, if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the Commission, and in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required.

     10. AMENDMENT.

     Unless otherwise provided in Section 2(b) or 7, this Certificate of Designation shall not be amended, either directly or indirectly, or through merger or consolidation with another entity, in any manner that would alter or change the powers, preferences or special rights of the Exchangeable Preferred Stock so as to affect them adversely without the affirmative vote of the Holders of a majority or more of the outstanding Exchangeable
Preferred Stock voting separately as a class.

     11. EXCLUSION OF OTHER RIGHTS.

     Except as may otherwise be required by law, the shares of Exchangeable Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designation (as such Certificate of Designation may be amended from time to time in accordance with the terms hereof) and in the Articles of Incorporation. The shares of Exchangeable Preferred Stock shall have no preemptive or subscription rights.

     12. HEADINGS OF SECTIONS.

     The headings of the various sections and subsections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     13. SEVERABILITY OF PROVISIONS.

     If any voting power, preference or relative, participating, optional and other special right of the Exchangeable Preferred Stock or qualification, limitation or restriction thereof set forth in this Certificate of Designation (as this Certificate of Designation may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Exchangeable Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting power, preference and relative, participating, optional or other special right of Exchangeable Preferred Stock or qualification, limitation or restriction thereof, shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Exchangeable Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Exchangeable Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

     14. FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER.

     (a  FORM OF RULE 144A PREFERRED STOCK AND REGULATION S PREFERRED STOCK.
(i) The Rule 144A Preferred Stock shall initially be represented by one or more Exchangeable Preferred Stock Certificates in registered, global form ("Restricted Global Preferred Stock Certificates"). Regulation S Preferred Stock shall initially be represented by one or more

Exchangeable Preferred Stock Certificates in registered, global form (the "Regulation S Global Preferred Stock Certificates" and, together with the Restricted Global Preferred Stock Certificates, the "Global Securities").
The Global Securities shall be deposited on the Issue Date with a custodian for the Depositary in New York, New York and registered in the name of DTC or its nominee (DTC or such nominee being referred to as the "Global Security Holder"), in each case for credit to an account of a direct or indirect participant in DTC as described in this Section 14. Prior to the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Preferred Stock Certificate may only be held through Euroclear or CEDEL (as indirect participants in DTC), unless exchanged for interests in the Restricted Global Preferred Stock Certificate in accordance with the transfer and certification requirements set forth in this Section 14.

     (ii) SO LONG AS THE GLOBAL SECURITY HOLDER IS THE REGISTERED OWNER OF ANY EXCHANGEABLE PREFERRED STOCK, THE GLOBAL SECURITY HOLDER SHALL BE CONSIDERED THE SOLE HOLDER UNDER THIS CERTIFICATE OF DESIGNATION OF ANY SHARES OF EXCHANGEABLE PREFERRED STOCK EVIDENCED BY THE GLOBAL SECURITIES. BENEFICIAL OWNERS OF SHARES OF EXCHANGEABLE PREFERRED STOCK EVIDENCED BY THE GLOBAL SECURITIES SHALL NOT BE CONSIDERED THE OWNERS OR HOLDERS THEREOF UNDER THIS CERTIFICATE OF DESIGNATION FOR ANY PURPOSE.

     (iii) Any person having a beneficial interest in a Global Security may, upon request to the Company, exchange such beneficial interest for Exchangeable Preferred Stock in the form of registered definitive certificates (the "Certificated Securities"). Upon any such issuance, the Company shall register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). If (i) the Company notifies the holders in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the holders in writing that it elects to cause the issuance of Exchangeable Preferred Stock in the form of Certificated Securities under this Certificate of Designation, then, upon surrender by the Global Security Holder of its Global Security, Exchangeable Preferred Stock in such form will be issued to each person that the Global Security Holder and the Depositary identify as being the beneficial owner of the related Exchangeable Preferred Stock.

     (v) Rule 144A Preferred Stock and the Regulation S Preferred Stock (including beneficial interests in the Global Preferred Stock Certificates) shall be subject to certain restrictions on transfer and such Exchangeable Preferred Stock shall bear a legend in substantially the following form:

     THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD,

ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER APPLICABLE SECURITIES LAWS. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")) OR
(B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT ("REGULATION S"), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF,
(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S, PURSUANT TO RULE 904 OF REGULATION S, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY AND THE TRANSFER AGENT AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE DEBENTURES TRUSTEE, THE TRANSFER AGENT AND THE SECURITY REGISTER, AS APPLICABLE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S.

     (vi) In addition, transfers of beneficial interests in the Global Preferred Stock Certificates shall be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear or CEDEL), which may change from time to time.

     (vii) Except as set forth in Section 14(b), the Global Preferred Stock Certificates may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Preferred Stock Certificates may not be exchanged for Exchangeable Preferred Stock in certificated form except in the limited circumstances described in Section 14(b). In addition, beneficial interests in the Restricted Global Preferred Stock Certificate may not be exchanged for beneficial interests in the Regulation S Global Preferred Stock Certificate or vice versa except in accordance with the transfer and certification requirements described in Section 14(b).

     (b) EXCHANGES BETWEEN THE RESTRICTED GLOBAL PREFERRED STOCK CERTIFICATE
AND THE REGULATION S GLOBAL PREFERRED STOCK CERTIFICATE.   (i) Beneficial
interests in the Restricted Global Preferred Stock Certificate may be exchanged for beneficial interests in the Regulation S Global Preferred Stock Certificate and vice versa only in connection with a transfer of such interest. Such transfers are subject to compliance with the certification requirements described below.

     (ii) A beneficial interest in the Restricted Global Preferred Stock Certificate may be transferred to a person who takes delivery in the form of an interest in the Regulation S Global Preferred Stock Certificate, whether before or after the expiration of the Restricted Period, only upon receipt by the Transfer Agent of a written certification on behalf of the transferor to the effect that such transfer is being made in accordance with Rule 904 of Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or CEDEL.

     (iii) Prior to the expiration of the Restricted Period, a beneficial interest in the Regulation S Global Preferred Stock Certificate may be transferred to a person who takes delivery in the form of an interest in the Restricted Global Preferred Stock Certificate only upon receipt by the Transfer Agent of a written certification on behalf of the transferor to the effect that such transfer is being made to a person who the transferor reasonably believes is a Qualified Institutional Buyer acquiring for its own account or the account of a Qualified Institutional Buyer in a transaction complying with Rule 144A and any applicable securities laws of the states of the United States and other jurisdictions. After the expiration of the Restricted Period, this certification requirement shall no longer apply to such transfers.

     (iv) Any beneficial interest in one of the Global Preferred Stock Certificates that is exchanged for an interest in the other Global Preferred Stock Certificate shall cease to be an interest in such Global Preferred Stock Certificate and shall become an interest in the other Global Preferred Stock Certificate. Accordingly, such interest will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Preferred Stock Certificate for as long as it remains such an interest.

     (v) Any exchange of a beneficial interest in the Regulation S Global Preferred Stock Certificate for a beneficial interest in the Restricted Global Preferred Stock Certificate or vice versa will be effected in DTC by means of an instruction originated by the Transfer Agent through the DTC Deposit/Withdrawal at Custodian ("DWAC") system. Accordingly, in connection with any such exchange, appropriate adjustments will be made in the Company's records to reflect a decrease in the liquidation preference of such Regulation S Global Preferred Stock Certificate and a corresponding increase in the liquidation preference of such Restricted Global Preferred Stock Certificate or vice versa, as applicable.

     (c) EXCHANGES OF BOOK ENTRY PREFERRED STOCK CERTIFICATE FOR CERTIFICATED PREFERRED STOCK. A beneficial interest in a Global Preferred Stock Certificate may not be exchanged for Exchangeable Preferred Stock in certificated form unless (i) DTC (x) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Preferred Stock Certificate or (y) has ceased to be a clearing agency registered under the Exchange Act, and in either case the Company fails to appoint a successor Depository, (ii) the Company, at its option, notifies the Transfer Agent in writing that it elects to cause the issuance of the Exchangeable Preferred Stock in certificated form or (iii) there shall have occurred and be continuing a Voting Rights Triggering Event or any event which after notice or lapse of time or both would be a Voting Rights Triggering Event. In all cases, certificated Exchangeable Preferred Stock delivered in exchange for any Global Preferred Stock Certificate or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Any certificated Exchangeable Preferred Stock issued in exchange for an interest in a Global Preferred Stock Certificate will bear the legend restricting transfers that is borne by such Global Preferred Stock. Any such exchange will be effected only through the DWAC system and an appropriate adjustment will be made in the Company's records to reflect a decrease in the liquidation preference of the relevant Global Preferred Stock Certificate.


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                                      47

     IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed by THE PRESIDENT of the Company and by THE VICE PRESIDENT of the Company, this 14th day of May, 1998.

                                      RURAL CELLULAR CORPORATION


                                      By: /s/ Richard Ekstrand
                                         ----------------------------
                                      Name:  Richard Eckstrand
                                      Title:  President/CEO


                                      By: /s/ Welsey E. Schultz
                                         ----------------------------
                                      Name:  Wesley E. Schultz
                                      Title:  VP. Finance/CFO


ATTEST:


By:
   -------------------------------
Name:
Title:

                                    ANNEX A

                          FORM OF EXCHANGE INDENTURE

                                   (OMITTED)


                                      49